Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 18, 2019, in the Registration Statement (Form F-1) and related Prospectus of United World Holding Group Ltd.

/s/ TAAD LLP
Diamond Bar, California
January 18, 2019